Exhibit 10.1

AMENDMENT NO. 1

TO

AMENDED AND RESTATED SALE AND SERVICING AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED SALE AND SERVICING AGREEMENT, dated as of February 17, 2010 (this “Amendment”), is entered into by and among MCG Commercial Loan Funding Trust, as the seller (in such capacity, the “Seller”), MCG Capital Corporation, as the originator (in such capacity, the “Originator”) and as the servicer (in such capacity, the “Servicer”), Three Pillars Funding LLC, as a purchaser (“Three Pillars”), SunTrust Robinson Humphrey, Inc., as the administrative agent (in such capacity, the “Administrative Agent”), and Wells Fargo Bank, National Association, as the backup servicer (in such capacity, the “Backup Servicer”) and as trustee (in such capacity, the “Trustee”).

RECITALS

WHEREAS, the Seller, the Originator, the Servicer, Three Pillars, the Administrative Agent, the Backup Servicer and the Trustee are parties to the Amended and Restated Sale and Servicing Agreement dated as of February 26, 2009 (the “Agreement”); and

WHEREAS, such parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Each capitalized term that is used herein without definition and that is defined or incorporated by reference in the Agreement shall have the same meaning herein as therein defined or incorporated.

2. Amendments to the Agreement. The Agreement is hereby amended as follows:

2.1 The definition of “Adjusted Advance Rate” in Section 1.1 of the Agreement is hereby amended to replace the proviso thereto with the following:

“provided, that from and after any date on which the Servicer pledges 66- 2/3% or more of its unencumbered assets (as determined by the Administrative Agent at the time of pledge and relative to the percentage of unencumbered assets of the Servicer on the Effective Date) to any Person, the Adjusted Advance Rate shall not exceed 60.0%.”

2.2 The definition of “Covenant Step-Down Notice” in Section 1.1 of the Agreement is hereby deleted in its entirety.

2.3 The definition of “Facility Amount” in Section 1.1 of the Agreement is hereby amended to replace the amount “$190,000,000” therein with the amount “$150,000,000”.

2.4 The definition of “Officer’s Certificate” in Section 1.1 of the Agreement is hereby amended to add the phrase “or such other parties as are specified in the applicable provisions of this Agreement” at the end thereof.

2.5 Clause (19) of the definition of “Pool Concentration Criteria” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“(19) the sum of the Outstanding Loan Balances of all Eligible Loans (a) which are Fixed Rate Loans shall not exceed 55% and (b) which are Fixed Rate Loans with respect to which the Seller has not entered into Hedge Transactions shall not exceed 25%, in the case of this clause (b), for more than seven Business Days following any date of calculation; provided that, in the event that (i) a Reporting Date falls within such seven Business Day grace period, (ii) the limitation described in this clause (b) is exceeded as of such Reporting Date and (iii) but for such seven Business Day grace period, an Overcollateralization Shortfall would exist as of such Reporting Date solely as a result of such excess, the Seller shall deliver to the Administrative Agent an Officer’s Certificate certifying that the Seller has entered into such Hedge Transactions or taken such other actions as are sufficient to cure such Overcollateralization Shortfall and including calculations evidencing the same by no later than two Business Days after such seven day grace period ends.”

2.6 The definition of “Required Advance Reduction Amount” in Section 1.1 of the Agreement is hereby amended to delete the phrase “to the extent the Facility Amount exceeds $150,000,000,” in clause (ii) thereof.

2.7 The definition of “Scheduled Termination Date” in Section 1.1 of the Agreement is hereby amended (i) to replace the date “February 25, 2010” therein with the date “February 16, 2011” and (ii) to delete the proviso thereto.

2.8 The definition of “Weighted Average Advance Rate” in Section 1.1 of the Agreement is hereby amended (i) to replace the phrase “At any time a fraction” therein with the phrase “At any time, the lesser of (a) 64.0% and (b) a fraction” and (ii) to delete the proviso thereto in its entirety.

2.9 Section 2.3(c) of the Agreement is hereby deleted in its entirety.

2.10 Section 2.17(a)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) Any Optional Sale shall be in connection with a Permitted Securitization Transaction or shall be required to be consented to in writing by the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) and, in either case, the price paid by the Seller for the applicable Asset(s) shall be an amount at least equal to the Fair Market Value thereof;”

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2.11 The second sentence of Section 6.4(a) of the Agreement is hereby amended to insert the following proviso prior to the period at the end thereof:

“; provided, however, that on and after the Termination Date, the Servicer shall not extend the maturity date of any Loan without the prior written consent of the Administrative Agent”

2.12 Section 6.10 of the Agreement is hereby amended to include the following as new subsection (f) thereof:

“(f) Officer’s Certificate Regarding Hedge Transactions. The Seller shall deliver the Officer’s Certificate described in clause (19) of the definition of Pool Concentration Criteria as and when required thereunder.”

2.13 Section 6.15(f) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(f) the Servicer, effective as of and after December 31, 2008, fails to maintain a Consolidated Tangible Net Worth, inclusive of all committed capital, as measured as of the end of any fiscal quarter of the Servicer, of at least $500,000,000, plus 50% of any equity raised after the Effective Date;”

2.14 The “Commitment” of Three Pillars Funding LLC is hereby decreased to $150,000,000.

2.15 Exhibit C to the Agreement is hereby replaced with the form of Monthly Report delivered in Microsoft Excel format to, and accepted by, the Administrative Agent prior to the first Reporting Date following the date of this Amendment.

3. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

4. Conditions To Effectiveness. The effectiveness of the amendments in Section 2 hereof is subject to the condition precedents that (i) each of the parties hereto shall have received counterparts of this Amendment, duly executed by all of the parties hereto and (ii) SunTrust Robinson Humphrey, Inc. shall have received the Renewal Fee as defined in that certain Third Amended and Restated Three Pillars Fee Letter Agreement, dated as of the date hereof, by and among the Seller, the Servicer, Three Pillars and SunTrust Robinson Humphrey, Inc., as the Purchaser Agent for Three Pillars.

5. Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, each of the Seller, the Originator and the Servicer hereby reaffirms all covenants, representations and warranties made in the Agreement and the other Transaction Documents and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

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6. Representations and Warranties. Each of the Seller, the Originator and the Servicer hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity) and (ii) upon the effectiveness of this Amendment, no Unmatured Termination Event, Termination Event or Servicer Default exists.

7. Ratification. The Agreement, as amended hereby, remains in full force and effect. Any reference to the Agreement from and after the date hereof shall be deemed to refer to the Agreement as amended hereby. As amended, the Agreement is hereby ratified and reaffirmed by the parties hereto.

8. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

9. Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

MCG COMMERCIAL LOAN FUNDING TRUST, as Seller

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

MCG CAPITAL CORPORATION, as Originator and as Servicer

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THREE PILLARS FUNDING LLC, as a Purchaser

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

SUNTRUST ROBINSON HUMPHREY, INC., as Administrative Agent

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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